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                                                                      EXHIBIT 24


                              POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Hector R. Ortino, Gary H. Ritondaro, Mary Ann Jorgenson or D. Thomas George, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


      Signature                        Title                        Date
      ---------                        -----                        ----

/s/ Albert C. Bersticker        President and Chief           September 22, 1995
-------------------------       Executive Officer
Albert C. Bersticker            and Director
                                (Principal Executive
                                Officer)

/s/ Hector R. Ortino            Executive Vice President      September 22, 1995
-------------------------       and Chief Financial-
Hector R. Ortino                Administrative Officer and
                                Director (Principal
                                Financial Officer)

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     Signature                   Title                       Date
     ---------                   -----                       ----

/s/ Gary H. Ritondaro           Vice President,         September 22, 1995
-------------------------       Finance
Gary H. Ritondaro               (Principal Accounting
                                Officer)

/s/ Sandra Harden Austin        Director                September 22, 1995
-------------------------
Sandra Harden Austin

/s/ Paul S. Brentlinger         Director                September 22, 1995
-------------------------
Paul S. Brentlinger

/s/ Glenn R. Brown              Director                September 22, 1995
-------------------------
Glenn R. Brown

/s/ Werner F. Bush              Director                September 22, 1995
-------------------------
Werner F. Bush

/s/ William E. Butler           Director                September 22, 1995
-------------------------
William E. Butler

/s/ A. James Freeman            Director                September 22, 1995
-------------------------
A. James Freeman

/s/ John C. Morley              Director                September 22, 1995
-------------------------
John C. Morley

/s/ Adolph Posnick              Director                September 22, 1995
-------------------------
Adolph Posnick

/s/ Rex A. Sebastian            Director                September 22, 1995
-------------------------
Rex A. Sebastian

/s/ Dennis W. Sullivan          Director                September 22, 1995
-------------------------
Dennis W. Sullivan